UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012 (December 17, 2012)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On December 17, 2012, Ryman Hospitality Properties, Inc. (the “Company”) issued a press release announcing the matters reported in Item 8.01 of this current report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference in this Item 7.01.

ITEM 8.01.	OTHER EVENTS.

On December 17, 2012, the Company announced that its Board of Directors (the “Board”) approved its dividend policy (the “Dividend Policy”), a share repurchase program and the redemption of the Company’s outstanding 6.75% senior notes due 2014 (the “Senior Notes”).

Pursuant to the Dividend Policy, the Company plans to pay a quarterly cash dividend to shareholders in an amount equal to at least 50% of Adjusted Funds from Operations or 100% of real estate investment trust (“REIT”) taxable income, whichever is greater. The declaration, timing and amount of dividends will be determined by future Board action. The Dividend Policy may be altered at any time by the Board.

The Board also authorized a share repurchase program for up to $100 million of the Company’s common stock using cash on hand and borrowings under its revolving credit line. The repurchases are intended to be implemented through open market transactions on U.S. exchanges or in privately negotiated transactions, in accordance with applicable securities laws, and any market purchases will be made during open trading window periods or pursuant to any applicable Rule 10b5-1 trading plans. The timing, prices, and sizes of repurchases will depend upon prevailing market prices, general economic and market conditions and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of stock.

Lastly, the Company announced that it has called for the redemption at par on January 17, 2013 all of its outstanding Senior Notes, which will be funded by using the Company’s revolving credit line. This current report on Form 8-K does not constitute a notice of redemption of the Senior Notes.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding the Company’s expectation to elect REIT status and the effect of that election, future strategy and financial performance, the expected approach to making a regular quarterly cash dividend and the amount thereof, plans to engage in common stock share repurchase transactions and the timing and form thereof, the expectation of cost and revenue synergies under the Marriott management agreements for the Company’s hotels, and the redemption of the outstanding Senior Notes funded by borrowings under the Company’s revolving line of credit. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, business levels at the Company’s hotels, the Company’s ability to elect and qualify for REIT status and the timing and effect(s) of that election, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the effects of operating costs and business disruption related to the Marriott management transition and the REIT conversion, the Company’s ability to realize cost savings and revenue enhancements from the REIT conversion and the Marriott transaction, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted Funds from Operations and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreements and to refinance indebtedness. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release of Ryman Hospitality Properties, Inc. dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: December 17, 2012	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1	Press Release of Ryman Hospitality Properties, Inc. dated December 17, 2012